EXHIBIT 99

INFOCROSSING, INC. [logo]

Media Contacts
Schwartz Communications                     Infocrossing
Mike Schultz or Brant Caraberis             Kathleen Ulrich
781.684.0770                                402.965.5174
infocrossing@schwartz-pr.com                Kathleen.Ulrich@infocrossing.com


           INFOCROSSING INCREASES HIGH DENSITY COMPUTING CAPABILITIES
                         IN TEMPE, ARIZONA DATA CENTER

   Increased Customer Demand Drives Data Center Increases in Power and Cooling

Leonia, NJ - January 22, 2007 - Infocrossing, Inc. (NASDAQ:IFOX), a provider of selective IT infrastructure, enterprise application and business process outsourcing services, today announced that it has upgraded its Tempe, Arizona data center with the major power, cabling and cooling capabilities required to double the capacity for high density computing. As a result, Infocrossing has increased its capacity for its clients to take advantage of the processing power of high density computing configurations such as densely racked servers and blade servers.

"Infocrossing's clients rely on our network of five, fully-redundant data centers for us to manage their advanced computing platforms that support their business applications," said Infocrossing CTO Dave Leonard. "We proactively designed this upgrade to ensure the latest infrastructure is in place for today's new technology developments as well as the innovation coming in the future. With Infocrossing's Tempe data center upgrade, we have expanded our capacity for our clients to maximize densely-racked servers, blade servers and other new technology driving their business or providing a competitive edge. We were able to increase the productive capacity of the data center without a physical expansion."

Infocrossing's upgraded Tempe data center supports more computing per square foot in its high density areas than in its low density floor space, which houses traditional tape devices, servers and mainframes. The 60,000-square-foot Tempe facility was built in 1998 as a Class-A data center, and was engineered from the ground up to incorporate continued power and cooling upgrades as needed. This forward design ensured that power and cooling--the limiting factors of many data centers--could be systematically increased with major upgrades as needed without impacting the existing data center's fully redundant, high availability and highly-secure support.

"Infocrossing's selective outsourcing services enable companies to leverage our IT infrastructure, 24 x 7 operations and unsurpassed expertise to maximize the return on existing technology investments and deploy the latest technologies," said Zach Lonstein, Chairman and CEO of Infocrossing. "This increase in high density computing support, implemented cost-effectively with no negative impact on our clients, demonstrates our continued commitment to innovatively support our clients' requirements."

About Infocrossing (www.infocrossing.com)
Infocrossing, Inc. (NASDAQ:IFOX) is a provider of selective IT infrastructure, enterprise application and business process outsourcing services delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing, LLC f/k/a (i)Structure, LLC; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

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